Exhibit 99.1

ALLTEL CORPORATION

One Allied Drive

Little rock, AR 72202

P.O. Box 2177, 72203-2177

Scott T. Ford

President and Chief Executive Officer

501-905-8138

501-905-4383 fax

Mr. John Tyson

Tyson Foods, Inc.

2210 W. Goodson Drive – CP001

Springdale, AR 72762-6999

June 10, 2008

Johnny,

Please accept this letter as notice of my resignation as a Director of Tyson Foods, Inc. My resignation is effective immediately due to recent changes in my professional and personal circumstances.

It has been my pleasure to serve with you and the other directors and I wish you all the best as you move forward.

Sincerely,

/s/ Scott Ford